As filed with the Securities and Exchange Commission on July 1, 2008.       File No. 000-52770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
─────────────────────────
PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0349798 (I.R.S. Employer Identification No.)

250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(Address of principal executive offices)
─────────────────────────
Pacific Asia Petroleum, Inc. 2007 Stock Plan

Restricted Stock Issued Pursuant to 2007 Stock Plan

Non-Plan Options Granted Pursuant to Employment Agreements

(Full title of the plans)
─────────────────────────

Frank C. Ingriselli
President and Chief Executive Officer
Pacific Asia Petroleum, Inc.
250 Hartsdale Ave., Suite 47
Hartsdale, New York 10530
 (Name and address of agent for service)
(914) 472-6070
(Telephone number, including area code, of agent for service)

Copy to: Lawrence Schnapp, Esq. TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 789-1269

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share(1)(6)	3,644,600 shares	$18.50	$67,425,100	$2,649.81
Common Stock, par value $0.001 per share(2)(6)	170,000 shares	$6.00	$1,020,000	$40.09
Common Stock, par value $0.001 per share (3)(6)	175,400 shares	$6.00	$1,052,400	$41.36
Common Stock, par value $0.001 per share (4)(6)	10,000 shares	$12.50	$125,000	$4.91
Common Stock, par value $0.001 per share (5)(6)	775,200 shares	$0.56	$434,112	$17.06
Total	4,775,200 shares	--	$70,056,612.00	$2,753.23

(1)
Represents shares reserved for issuance pursuant to future awards under the 2007 Stock Plan.  The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the $18.50 average of the high and low trading prices of the registrant’s common stock as reported on the OTC Bulletin Board on June 27, 2008.

(2)
Represents shares issuable upon exercise of outstanding options issued to employees and consultants of the Company under the 2007 Stock Plan on December 17, 2007 with an exercise price of $6.00 per share.

(3)	Represents shares of restricted stock issued to certain employees and consultants of the Company under the 2007 Stock Plan on December 17, 2007 at $6.00 per share.

(4)	Represents shares of restricted stock issued to Robert C. Stempel, a director of the Company, under the 2007 Stock Plan on February 11, 2008 at $12.50 per share.

(5)
Represents shares issuable upon the exercise of outstanding options under non-plan option grants pursuant to agreements with certain employees and consultants of the Company with an exercise price of $0.56 per share.

(6)
Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable as a result of the stock splits, stock dividends and similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses:

•
Section 10(a) Prospectus:  Items 1 and 2 of Part I, and the documents incorporated by reference in response to Item 3 of Part II, of this Registration Statement, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of (i) up to 3,644,600 shares of our common stock issuable pursuant to the 2007 Stock Plan as restricted stock and/or upon exercise of options issued thereunder, (ii) 170,000 shares of our common stock issuable upon exercise of currently issued and outstanding options issued pursuant to the 2007 Stock Plan, and (iii) 775,200 shares of our common stock issuable upon exercise of currently issued and outstanding options issued pursuant to agreements outside of the 2007 Stock Plan.

•
Reoffer Prospectus:  The material that follows Item 2 of Part I, up to, but not including, Part II of this Registration Statement, of which the prospectus is a part, constitutes a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act.  Pursuant to Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of shares which are deemed to be “restricted securities” or “control securities” under the Securities Act and which have been acquired by, or may be acquired upon exercise of options held by, the selling stockholders named in the Reoffer Prospectus, specifically (i) 185,400 shares of restricted common stock issued and outstanding under the 2007 Stock Plan, (ii) 135,000 shares of our common stock issuable upon exercise of currently issued and outstanding options issued pursuant to the 2007 Stock Plan held by “affiliates” of our company within the meaning of the federal securities laws, and (iii) 700,400 shares of our common stock issuable upon exercise of currently issued and outstanding options issued pursuant to agreements outside of the 2007 Stock Plan held by “affiliates” of our company.

Item 1.                      Plan Information.

This Registration Statement on Form S-8 is being filed to register (i) 3,644,600 shares of the common stock, par value $0.001 per share, of Pacific Asia Petroleum, Inc., which have been reserved for issuance under the Pacific Asia Petroleum, Inc. 2007 Stock Plan (the “Plan”),  (ii) 170,000 shares of the common stock, par value $0.001 per share, of Pacific Asia Petroleum, Inc., which are issuable upon exercise of currently issued and outstanding options issued pursuant to the Plan, and (iii) 775,200 shares of the common stock, par value $0.001 per share, of Pacific Asia Petroleum, Inc., which are issuable upon exercise of currently issued and outstanding options issued pursuant to agreements outside of the Plan.

The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan and to recipients of non-Plan options as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                      Registrant Information and Employee Plan Annual Information.

We will provide, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement.  These documents are incorporated by reference in the Section 10(a) prospectus.  We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act.  Any and all such requests shall be directed to us at our principal office by telephone at 914-472-6070, or mail at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York, 10530, Attention:  Secretary.

REOFFER PROSPECTUS

1,020,800 SHARES OF COMMON STOCK OF

PACIFIC ASIA PETROLEUM, INC.

This Reoffer Prospectus relates to the proposed resale from time to time of up to an aggregate of 1,020,800 shares of common stock, par value $0.001 per share, of Pacific Asia Petroleum, Inc., (i) 185,400 of which were issued under our 2007 Stock Plan (the “Plan”), (ii) 135,000 of which are issuable upon exercise of options previously issued under the Plan to “affiliates” of our company within the meaning of the federal securities laws, and (iii) 700,400 of which are issuable upon exercise of options previously issued under agreements to affiliates of our company.

If, subsequent to the date of this Reoffer Prospectus, we grant any further awards under the Plan to any eligible participants who are affiliates of our company, we will supplement this Reoffer Prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling shareholders.

It is anticipated that the selling shareholders will offer shares of our common stock for sale at prevailing prices on either the Pink Sheets or the OTC Bulletin Board, or such other market as the common stock may then be traded on the date of sale.  We will receive no part of the proceeds from any sales made under this Reoffer Prospectus.  However, if options are exercised in order to purchase shares of our common stock registered under the registration statement of which this Reoffer Prospectus is a part, we will receive the proceeds from payment of the option exercise price, except in an instance of a cashless exercise.  Selling shareholders who are our affiliates may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “PFAP.OB.”  The closing bid price on June 27, 2008 reported by the OTC Bulletin Board was $18.25 per share of common stock.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act; however, they are not obligated to sell their shares at all.  The selling shareholders may sell their shares of our common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their shares of common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers.  The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.  We will pay all other expenses incident to the registration of shares of our common stock pursuant hereto.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission received by them and any profit from the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

An investment in our securities involves a high degree of risk.  You should purchase our securities only if you can afford a complete loss of your investment.  See “Risk Factors” on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell shares in any state to any person to whom it is unlawful to make such offer in such state.

The date of this Reoffer Prospectus is July 1, 2008

PROSPECTUS SUMMARY

This Reoffer Prospectus relates to the proposed offer and resale from time to time by certain of our employees, directors, consultants and executive officers for their own account, of an aggregate of 1,020,800 shares of our common stock, par value $0.001 per share, (i) 185,400 of which are issued under our 2007 Stock Plan (the “Plan”), (ii) 135,000 of which are issuable upon exercise of options previously issued pursuant to the Plan to “affiliates” of our company within the meaning of the federal securities laws, and (iii) 700,400 of which are issuable upon exercise of options previously issued under agreements outside of the Plan to affiliates of our company.

Our Business

We are a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which it may participate. Members of our senior management team have experience in the fields of petroleum engineering, geology, field development and production, operations, international business development, and finance. Several members of our management team have held management and executive positions with Texaco Inc. and have managed energy projects in the People’s Republic of China and elsewhere in Asia and other parts of the world. Members of our management team also have experience in oil drilling, operations, geological, engineering and sales in China’s energy sector. Our current operations consist of the drilling of oil wells in recently discovered fields in Inner Mongolia, China. We also are a party to several agreements and letters of intent relating to additional projects, including an Agreement for Joint Cooperation, which we signed with China United Coalbed Methane Co., Ltd. (“CUCBM”) (the Chinese Government-designated company holding exclusive rights to negotiate with foreign companies with respect to coal bed methane (“CBM”) production in China). This agreement grants us the exclusive rights to a large contract area for CBM production located in the Shanxi Province of China (the “CUCBM Contract Area”), with an option to convert such arrangement into a production sharing contract (“PSC”).  On October 26, 2007, Pacific Asia Petroleum, Ltd. (“PAPL”), a wholly-owned subsidiary of our company, entered into a PSC with CUCBM for the exploitation of CBM resources in the CUCBM Contract Area.

In September 2007, we entered into four asset transfer agreements, as amended in April 2008 (the “Chevron Agreements”) with ChevronTexaco China Energy Company (“ChevronTexaco”) for the purchase by us of participating interests held by ChevronTexaco in production sharing contracts in respect of four CBM and tight gas sand resource blocks located in the Shanxi Province of China with an aggregate contract area of approximately 1.5 million acres. The aggregate base purchase price for all of the participating interests is $50,000,000, subject to certain income and expense adjustments prior to closing.  We have paid to ChevronTexaco a $3,050,000 deposit toward the purchase price, which is refundable if the Chevron Agreements are terminated under certain conditions. The closing of the asset transfers contemplated pursuant to the Chevron Agreements is contingent upon a number of conditions precedent, including the waiver by certain third parties of their pre-emptive rights to acquire the participating interests, and consenting to such transfer of ChevronTexaco’s interests to our company, and the approval of certain related agreements by the PRC Ministry of Land and Natural Resources and the assignment of ChevronTexaco’s participating interest by the PRC Ministry of Commerce.  We will be required to raise additional capital to consummate the purchase of the ChevronTexaco participating interests as contemplated pursuant to the Chevron Agreements, which we may not be able to accomplish on terms satisfactory to us, when required pursuant to the Chevron Agreements, or at all.

To date, although we have not yet generated any meaningful revenue, we have raised approximately $21.6 million in equity financings to fund our ongoing working capital requirements as well as possible acquisition and development activities. In order to fully implement our business strategy, including the consummation of the asset transfers contemplated pursuant to the Chevron Agreements, however, we will need to raise significant additional capital. In the event we are unable to raise such capital on satisfactory terms or in a timely manner, we would be required to revise our business plan and possibly cease operations completely.

Corporate Organization

We were incorporated in the State of Delaware in 1979 under the name “Gemini Marketing Associates, Inc.” In 1994, we changed our name from “Gemini Marketing Associates, Inc.” to “Big Smith Brands, Inc.,” in 2006 we again changed our name to “Pacific East Advisors, Inc.,” and in 2007 we again changed our name to “Pacific Asia Petroleum, Inc.” As Big Smith Brands, Inc., we operated as an apparel company engaged primarily in the manufacture and sale of work apparel, and were listed on the Nasdaq Stock Market’s Small-Cap Market from 1995 until December 4, 1997, and the Pacific Stock Exchange from 1995 until April 1, 1999.  In 1999, we sold all of our assets related to our workwear business to Walls Industries, Inc., and in 1999 filed for voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code. The final bankruptcy decree was entered on August 8, 2001, and thereafter we had no business operations and only nominal assets until May 2007, when we consummated the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into wholly-owned subsidiaries of our company.

Our executive offices are located at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530. We also have an office located in Beijing, China. PAP may be contacted by telephone at (914) 472-6070, and its website is www.papetroleum.com.

RISK FACTORS

An investment in our securities is very speculative and involves a high degree of risk.  Before deciding to invest in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Form 10-K/A and the information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended.  Additional risks not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations.  If you decide to acquire our securities, you should be able to afford a complete loss of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the offering.  However, if any of the selling shareholders were to exercise options granted to them to acquire shares of our common stock to be resold pursuant to this Reoffer Prospectus, we would receive the option exercise price with respect thereto, except in an instance of a cashless exercise.

DETERMINATION OF OFERING PRICE

The selling shareholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

DILUTION

Because the selling shareholders who offer and sell shares of common stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public resulting from these sales.

SELLING SHAREHOLDERS

All of the shares of our common stock registered for sale under this Reoffer Prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, directors, consultants and executive officers listed below (the “selling shareholders”).

We are registering the shares of our common stock covered by this Reoffer Prospectus for the selling shareholders.  As used in this Reoffer Prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests.  We will pay the costs and fees of registering the shares of our common stock covered by this Reoffer Prospectus, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of such shares.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act; however, they are not obligated to sell their shares at all.  The selling shareholders may sell their shares of our common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their shares of common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act and will need to deliver copies of this Reoffer Prospectus to purchasers at or before the time of any sale of the shares being sold pursuant hereto.  If we are required to supplement this Reoffer Prospectus or post-effectively amend the registration statement of which it is a part in order to disclose a specific plan of distribution of the selling shareholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter, or arrangements relating to any such person or entity or applicable commissions.  Additional information related to the selling shareholders and the plan of distribution may also be provided in one or more prospectus supplements.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no person engaged in the distribution of the shares covered by this Reoffer Prospectus may simultaneously engage in market making activities with respect to our common stock for a restricted period commencing immediately prior to the distribution of the shares and lasting throughout the distribution period.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of other shares of common stock (other than the shares being sold pursuant hereto) by the selling shareholders.

The following table sets forth:

•	The name of each affiliated and non-affiliated selling shareholder;

•	The number of shares of common stock owned beneficially, directly or indirectly, by each selling shareholder;

•	The maximum number of shares of common stock to be offered by each selling shareholder pursuant to this Reoffer Prospectus; and

•	The number of shares of common stock to be owned by each selling shareholder following the sale of the shares pursuant hereto.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each selling shareholder is based upon our books and records and the information provided by our transfer agent.  The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates.”

We may amend or supplement this Reoffer Prospectus from time to time to update the disclosure set forth in the table.  Because the selling shareholders identified in the table may sell some or all of the shares owned by them which are included in this Reoffer Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the selling shareholders will (i) fully exercise all options when vested, and (ii) sell all of the shares owned by them which are being offered hereby (including pursuant to vested and unvested options included herein), but will not sell any other shares of our common stock that they presently own.

Selling Shareholder	Position(s) with our company	Shares Held Before the Offering	Shares Being Offered (1)	Shares Held After the Offering	Percentage of Shares Owned After Offering (2)
Frank C. Ingriselli	President, Chief Executive Officer, Secretary and Director	3,952,915 (3)	470,000 (4)	3,753,579	9.3%
Jamie Tseng	Executive Vice President	881,495 (5)	219,000 (6)	799,895	2.0%
Stephen F. Groth	Vice President and Chief Financial Officer	753,894 (7)	211,400 (8)	673,000	1.7%
Elizabeth P. Smith	Director	188,947	10,000 (9)	178,947	*
Robert C. Stempel	Director	10,000	10,000 (9)	0	*
Richard Grigg	Managing Director, Beijing Office	100,000	100,000 (9)	0	*
Louis Ruggio	Consultant	400	400 (9)	0	*

*           Less than 1%.

(1)
The share numbers under “Shares Held Before the Offering” and “Shares Held After the Offering” represent the number of shares beneficially owned by each selling shareholder. Because the numbers set forth under “Shares Being Offered” include shares that a shareholder may not yet be deemed to be the beneficial owner of (because the number may include shares issuable upon exercise of options that are not currently exercisable within 60 days), the number of shares listed with respect to a selling shareholder under “Shares Being Offered” could exceed the number of shares shown as being owned by such shareholder under “Shares Held Before the Offering.”  For the same reason, the number of shares set forth under “Shares Held After the Offering” may exceed the difference between the number of shares set forth under “Shares Held before the Offering” and under “Shares Being Offered”.

(2)
Based on 40,006,938 shares of common stock outstanding as of July 1, 2008, plus options issuable upon exercise of options currently exercisable within 60 days with respect to each selling shareholder, respectively.

(3)
Represents (i) 3,793,579 shares of our common stock held directly by Mr. Ingriselli, (ii) options currently exercisable to acquire a total of up to 149,336 shares of our common stock, and (iii) 5,000 shares of our common stock owned by Mr. Ingriselli’s daughter and 5,000 shares of our common stock owned by Mr. Ingriselli’s son.  Does not include (i) 50,000 shares of our common stock owned by Brightening Lives Foundation Inc., a charitable foundation run by Mr. Ingriselli, over which Mr. Ingriselli disclaims beneficial ownership, and (ii) up to 270,664 shares issuable upon exercise of options not exercisable within 60 days of the date of this prospectus.

(4)
Represents (i) 80,000 shares of our common stock issuable upon exercise of options issued pursuant to our  2007 Stock Plan, (ii) 50,000 shares of our restricted common stock issued pursuant to our  2007 Stock Plan, and (iii) 340,000 shares of our common stock issuable upon exercise of options issued pursuant to an agreement entered into by and between Mr. Ingriselli and our company.  A substantial portion of the options described in (i) and (iii) above remain subject to vesting.

(5)
Represents (i) 799,895 shares of our common stock held by Golden Ring International Consultants, a British Virgin Islands company wholly-owned by Mr. Tseng, and (ii) options to acquire up to 81,600 shares of our common stock.  Excludes a total of 137,400 shares issuable upon exercise of options not exercisable within 60 days of the date of this prospectus.

(6)
Represents (i) 15,000 shares of our common stock issuable upon exercise of options issued and outstanding pursuant to our 2007 Stock Plan, and (ii) 204,000 shares of our common stock issuable upon exercise of options issued and outstanding pursuant to an agreement entered into by and between Mr. Tseng and our company. A substantial portion of the options described in (i) and (ii) above remain subject to vesting.

(7)
Represents (i) 275,000 shares of our common stock held directly by Mr. Groth, (ii) options exercisable on September 29, 2007 for 62,560 shares of our common stock pursuant to an option grant exercisable for an aggregate of 156,400 shares of our common stock that vests 40 percent on September 29, 2007, and 20 percent on September 29 of each year thereafter, (iii) options exercisable on December 17, 2007 for an aggregate of 3,334 shares of our common stock pursuant to an option grant exercisable for an aggregate of 40,000 shares of our common stock that vests with respect to 3,334 shares on December 17, 2007, 16,666 shares on December 17, 2008, 8,000 shares on December 17, 2009, 8,000 shares on December 17, 2010, and 4,000 shares on December 17, 2011, and (iv) 413,000 shares of our common stock owned by Mr. Groth’s spouse.  Excludes (i) 44,737 shares of our common stock owned by Mr. Groth’s adult son, (ii) 44,737 shares of our common stock owned by Mr. Groth’s adult daughter, (iii) 238,947 shares of our common stock owned by Mr. Groth’s brother, and (iv) 93,840 shares underlying options with an exercise price of $0.56 per share and 36,666 shares underlying options with an exercise price of $6.00 per share which have not vested.

(8)
Represents (i) 40,000 shares of our common stock issuable upon exercise of options issued and outstanding pursuant to our 2007 Stock Plan, (ii) 15,000 shares of our restricted common stock issued pursuant to our 2007 Stock Plan, and (iii) 156,400 shares of our common stock issuable upon exercise of options issued and outstanding pursuant to an agreement entered into by and between Mr. Groth and our company.  A substantial portion of the options described in (i) and (iii) above remain subject to vesting.

(9)	Represents restricted common stock of our company issued pursuant to our 2007 Stock Plan.

PLAN OF DISTRIBUTION

Subject to the foregoing, the selling shareholders may offer and sell the shares covered by this prospectus at various times as described above. The selling shareholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, no selling shareholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this Reoffer Prospectus by each of the selling shareholders who is an affiliate of our company, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

Use of Brokers, Dealers or Underwriters

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we will be obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

•	may not engage in any stabilization activities in connection with our common stock;

•	may not cover short sales by purchasing shares while the distribution is taking place; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by TroyGould PC.

EXPERTS

The consolidated financial statements of Pacific Asia Petroleum, Inc. and subsidiaries for the years ended December 31, 2007 and 2006, and the period from inception (August 25, 2005) through December 31, 2005, have been audited by RBSM, LLP, independent registered public accounting firm, as set forth in their report thereon, included in our Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated herein by reference in reliance upon the authority of such firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2007, other than those changes that have been described in our Annual Reports on Form 10-K and Form 10-K/A for the fiscal year then ended, in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K that we have filed with the Commission.  See below under “Where You Can Find More Information” for an explanation of where you can view our filings with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain of our publicly-filed documents into this Reoffer Prospectus, which means that information included in these documents is considered part of this Reoffer Prospectus.  Information that we file with the Commission subsequent to the date of this Reoffer Prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

The following documents filed with the Commission are incorporated by reference into this Reoffer Prospectus:

(a)	Our Annual Reports on Form 10-K and Form 10-K/A for the period ended December 31, 2007, which are our latest annual reports filed pursuant to Section 13(a) of the Exchange Act;

(b)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2008, which is our latest quarterly report filed pursuant to Section 13(a) of the Exchange Act;

(c)	Our Current Reports on Form 8-K, as filed with the Commission on April 3, 2008, April 8, 2008, April 25, 2008, and May 9, 2008; and

(d)
The description of our common stock as set forth under the caption “Description of Securities” in our registration statement on Form 10-SB/A, File No. 000-52770, as filed with the Commission on November 20, 2007, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus or any prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference).  You should direct any requests for any such documents to 250 East Hartsdale Avenue, Suite 47, Hartsdale, New York 10530, Attention:  Corporate Secretary.  Our telephone number at that address is (914) 472-6070.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby.  This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto.  You can find additional information regarding us and the common stock in the registration statement and the exhibits.  Statements contained in this Reoffer Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the information requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission.  The registration statement, including exhibits, and the reports and other information filed by us can be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street N.E., Room 1580, Washington, D.C., 20549.  Copies of such material can be obtained from such offices at fees prescribed by the Commission.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  The address of this site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), our company has broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.  Our Bylaws provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of our company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Our Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of our company (and any other persons to which Delaware law permits our company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to our company, our stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. We have entered into indemnification agreements with certain of our current executive officers and directors, and intend to enter into agreements with our future directors and executive officers, that require us to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of our company, or while a director or officer is or was serving at the request of our company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of our company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of our company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of our company, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain an Executive and Organization Liability Insurance Policy issued by Illinois National Insurance Company, a member company of American International Group, Inc. (“AIG”).

The right of any person to be indemnified is subject always to the right of our company by our Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We have filed the following documents with the Securities and Exchange Commission (the “Commission”), each of which is incorporated herein by reference:

(a)	Our Annual Reports on Form 10-K and Form 10-K/A for the period ended December 31, 2007, which are our latest annual reports filed pursuant to Section 13(a) of the Exchange Act;

(b)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2008, which is our latest quarterly report filed pursuant to Section 13(a) of the Exchange Act;

(c)	Our Current Reports on Form 8-K, as filed with the Commission on April 3, 2008, April 8, 2008, April 25, 2008, and May 9, 2008; and

(d)
The description of our common stock as set forth under the caption “Description of Securities” in our registration statement on Form 10-SB/A, File No. 000-52770, as filed with the Commission on November 20, 2007, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

In addition, all documents filed subsequent to the date of this Registration Statement by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.   Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), our company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Bylaws provide that, to the fullest extent permitted by law, our company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of our company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Our Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of our company (and any other persons to which Delaware law permits our company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to our company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. Our company has entered into indemnification agreements with certain of its current executive officers and directors, and intends to enter into agreements with its future directors and executive officers, that require our company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of our company, or while a director or officer is or was serving at the request of our company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of our company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of our company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Our company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not our company would have the power to indemnify him against liability under the provisions of this section. Our company currently maintains an Executive and Organization Liability Insurance Policy issued by Illinois National Insurance Company, a member company of American International Group, Inc. (“AIG”).

The right of any person to be indemnified is subject always to the right of our company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of our company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

Item 7.  Exemption from Registration Claimed

The shares being offered pursuant to this registration statement were initially issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.                      Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.2	Bylaws of the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.3	Specimen of Common Stock Certificate (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.4	Company 2007 Stock Plan (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.5	Company 2007 Stock Plan form Stock Option Agreement (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.6	Company 2007 Stock Plan form Restricted Stock Purchase Agreement (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.7
Executive Employment Agreement, dated September 29, 2006, by and between Frank C. Ingriselli and the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).

4.8
Executive Employment Agreement, dated September 29, 2006, by and between Stephen F. Groth and the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).

4.9	Letter Agreement, dated October 12, 2006, by and between Douglas Hoffmann and the Company (included with this registration statement).
4.10	Letter Agreement, dated October 12, 2006, by and between Shaoxiong Huang and the Company (included with this registration statement).
4.11	Letter Agreement, dated October 12, 2006, by and between Jamie Tseng and the Company (included with this registration statement).
5.1	Opinion of TroyGould PC (included with this registration statement).
23.1	Consent of RBSM LLP (included with this registration statement).
23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
Item 9.                      Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartsdale, New York, on July 1, 2008.

PACIFIC ASIA PETROLEUM, INC.
By: /s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank C. Ingriselli as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank C. Ingriselli	Chief Executive Officer, President and Director (principal executive officer)	July 1, 2008
Frank C. Ingriselli

/s/ Stephen F. Groth	Chief Financial Officer (principal financial and accounting officer)	July 1, 2008
Stephen F. Groth

/s/ Laird Q. Cagan	Director	July 1, 2008
Laird Q. Cagan

/s/ Elizabeth P. Smith	Director	July 1, 2008
Elizabeth P. Smith

/s/ Robert C. Stempel	Director	July 1, 2008
Robert C. Stempel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.2	Bylaws of the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.3	Specimen of Common Stock Certificate (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.4	Company 2007 Stock Plan (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.5	Company 2007 Stock Plan form Stock Option Agreement (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.6	Company 2007 Stock Plan form Restricted Stock Purchase Agreement (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
4.7
Executive Employment Agreement, dated September 29, 2006, by and between Frank C. Ingriselli and the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).

4.8
Executive Employment Agreement, dated September 29, 2006, by and between Stephen F. Groth and the Company (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).

4.9	Letter Agreement, dated October 12, 2006, by and between Douglas Hoffmann and the Company (included with this registration statement).
4.10	Letter Agreement, dated October 12, 2006, by and between Shaoxiong Huang and the Company (included with this registration statement).
4.11	Letter Agreement, dated October 12, 2006, by and between Jamie Tseng and the Company (included with this registration statement).
5.1	Opinion of TroyGould PC (included with this registration statement).
23.1	Consent of RBSM LLP (included with this registration statement).
23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).